EXHIBIT 23



               Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-25795) pertaining to the 1996 Stock Option Plan for Non-Employee Directors of Adage, Inc. of our report dated March 1, 2002 (except for Note 19, as to which the date is March 22, 2002), with respect to the consolidated financial statements of RELM Wireless Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

                                                        /s/ Ernst & Young LLP




Jacksonville, Florida
March 22, 2002